Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$5,983,920
Unrealized Gain (Loss) on Market Value of Futures	2,189,890
Dividend Income	26,959
Interest Income	91,791
Total Income (Loss)	$8,292,560

Expenses
General Partner Management Fees	$52,399
Professional Fees	12,275
Brokerage Commissions	7,748
Non-interested Directors' Fees and Expenses	1,106
Prepaid Insurance Expense	734
Total Expenses	74,262
Expense Waiver	(11,382)
Net Expenses	$62,880
Net Income (Loss)	$8,229,680

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/19	$76,472,506
Net Income (Loss)	8,229,680

Net Asset Value End of Month	$84,702,186
Net Asset Value Per Share (4,050,000 Shares)	$20.91

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2019 is accurate and complete.

/s/Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596